EXHIBIT 10.51

         CONFIDENTIAL TREATMENT REQUESTED


                           MEMORANDUM OF UNDERSTANDING
                          AND CONFIDENTIALITY AGREEMENT

                                     BETWEEN

                       FIRESTONE BUILDING PRODUCTS COMPANY
                     DIVISION OF BRIDGESTONE/FIRESTONE, INC.

                           525 CONGRESSIONAL BOULEVARD
                                 CARMEL, INDIANA

                                       AND

                     UNIROYAL ADHESIVES & SEALANTS DIVISION
                       OF UNIROYAL TECHNOLOGY CORPORATION

                               312 N. HILL STREET
                               MISHAWAKA, INDIANA

1)       EFFECTIVE DATE AND TERM OF AGREEMENT:

         The effective date of this Agreement between Firestone Building Products Company, hereafter referred to as "Firestone", and Uniroyal Adhesives and Sealants, hereafter referred to as "UAS", is February 23, 1995 (the "Effective Date"). The term of this Agreement shall be in effect for five (5) years expiring on February 20, 2000.

2)       PURPOSE:

         This Agreement is entered into to provide Firestone with an exclusive supply of adhesives and sealants at conversion pricing with materials purchased by Firestone.

3)       MINIMUM REQUIREMENT:

         For a period of five (5) years from the Effective Date, Firestone will buy from UAS and UAS will sell to Firestone a minimum of eighty percent (80%) of


         Firestone's annual volume requirements of all UAS adhesives and sealants qualified by Firestone, including adhesive formulations previously developed by or purchased by Firestone and those purchased or developed during the term of this Agreement, all such products being hereinafter referred to as "Products". Products manufactured by UAS not meeting Firestone's specifications and roofing tapes and tape laminates will not be included in the calculation of Firestone's total requirements.

4)       FORECAST REQUIREMENTS:

         Upon signing of this Agreement and by the fifteenth day of each calendar month thereafter, Firestone will furnish UAS with an itemized estimate of Firestone's purchases from UAS by type and quantity for the following three months. In addition, Firestone will provide UAS with an annual forecast by October 1 of each twelve-month period beginning
         November 1 and ending the following October 31. Uniroyal will be responsible for all factory scheduling and raw material order releasing as required to meet Firestone's forecasted production requirements. In the event of an increase in premium labor cost to Uniroyal resulting from a change in Firestone's projected 30-day requirements, Firestone will reimburse Uniroyal for such documented premium cost increases that have been pre-approved by Firestone.

5)       RAW MATERIALS / INVENTORY MINIMUM:

         Quality requirements will be mutually agreed upon and communicated to raw material suppliers. Firestone and Uniroyal will ensure that raw material suppliers comply with quality assurance standards and will provide technical assistance for testing and specifications. Both parties will use their best efforts to ensure the lowest raw material prices for the Products. Firestone will have the primary responsibility for negotiation of raw material purchases but may request assistance from Uniroyal. UAS will keep in inventory fresh (within UAS' specified shelf life) adhesives and sealants sufficient to meet Firestone's requirements for 30 days as indicated by Firestone's forecasts and will provide for sufficient capacity to meet Firestone's annual forecasts. UAS will furnish to Firestone a weekly inventory summary which may be used to adjust production requirements as necessary by Firestone.

6)       TECHNICAL ASSISTANCE:

         Firestone will direct all technical support, if and as required, and will compensate Uniroyal for trials run based upon cost per hour mix time. UAS will provide Firestone with technical assistance relating to adhesives and sealants.

7)       NEW PRODUCT DEVELOPMENT:

         Should Firestone develop or cause to be developed an adhesive, primer or sealant that it wishes to use, it will disclose such product to UAS and will provide UAS the opportunity to manufacture the product(s), provided that such product(s) can be produced at competitive prices. UAS will in good faith consider production of such product(s) under this Agreement but shall not be obligated to enter into such production. If the parties agree upon production of such products, Uniroyal shall qualify and begin production of such production within one (1) year after such agreement and such products shall be Products subject to this Agreement. If the parties do not agree upon production of such product(s), such product(s) shall not be considered as part of Firestone's requirements under this Agreement to the extent that Firestone purchases such new product(s) elsewhere or manufactures them, and Firestone will not be restricted by this Agreement from purchasing such product(s) from any other supplier.

8)       EXCLUSIVITY:

         Effective upon the completion of UAS's existing obligations to other roofing customers, which UAS estimates will occur in or about October 1995, and as long as Firestone is not in default under this Agreement, UAS will produce all roofing Products for the exclusive use of Firestone. Such Products will in each calendar year during the term of this Agreement, comprise eighty percent (80%) of the volume of Products purchased by Firestone. Such Products will include adhesive formulations previously developed by or purchased by Firestone, as well as Products purchased or developed during the term of this Agreement. The parties will coordinate the public announcement of the exclusivity provided for in this Paragraph 8 at a mutually acceptable time, but not later than December 31, 1995.

9)       PRICE / BILLING:

         The price of the Products will be the sum of the costs of the raw materials used in the production of the Products and the conversion charges set forth in Exhibit A, such conversion charges being hereinafter referred to as "Conversion Charges". UAS will supply Firestone with the cost of raw materials for each formulation of Products. It is intended that Firestone will enjoy the benefit of lower raw material costs resulting from formulation changes developed by Firestone. UAS will invoice Firestone for raw materials and packaging based on minimum purchase requirements on the fifteenth (15th) day of each month for the next month's forecasted requirements (or the minimum required purchase quantities) based upon the then current negotiated raw material prices. Uniroyal will bill Firestone for the Conversion Charges on a per gallon basis once the Products have been canned or packaged. Such Conversion Charges will be subject to change upon notification of contractual increases in labor costs and/or increases in utility costs of Uniroyal to perform its obligations under this Agreement or other increases in costs resulting from formulation changes made by Firestone. Uniroyal shall include documentation of the cost increases with such notification. Processing efficiencies will not affect the Conversion Charges.

10)      TERMS OF SALE:

         The following terms will apply to all sales:

         Packaged In: Metal containers or foil-lined cartridges identifying the manufacturer as UAS (if requested by Firestone) and meeting all U.N. and D.O.T. regulations.

         Freight Classifications: Adhesives; Flammable Liquid; Class 3; UN1133 and UN1256; Packing Group III/Isocyanates; Liquid; Class 6.1; UN2207; Packing Group III. NMFC Item No. 170060-Roofing; Weight Class 55.

         Red diamond (Flammable); Flammable Liquid, Class 3 White Diamond (Non-flammable); harmful; stow away from foodstuffs, Class 6.1.

         Payment and Price Changes: Terms shall be net ** days - Prices are F.O.B. UAS's plant in Mishawaka, Indiana.

         Standard Package:

          *********************
          *********************
          *********************
          *********************
          *********************
          *********************
          *********************

         Confidential   Information   omitted  and  filed  separately  with  the
         Securities and Exchange Commission. Asterisks denote omissions.

         Minimum Orders:
                                                              MINIMUM

                  PACKAGE                                     QUANTITY

                  11 Oz. Tubes (Lap Sealant)                  ********
                  11 Oz. Tubes (Fastener Sealer)              ********
                  1 Qt. Tubes                                 ********
                  Gallon Cans                                 ********
                  5 Gallon Pails                              ********
                  55 Gallon Drums                             ********
                  DC11620                                     ********

         Confidential   Information   omitted  and  filed  separately  with  the
         Securities and Exchange Commission. Asterisks denote omissions.

         Returns:

         Return of merchandise (for any reason) must be pre-authorized. Please contact Uniroyal Adhesives & Sealants Customer Service 1-800-336-1973 or 1-219-256-8655 for assistance.

11)      WARRANTY:

         The Products are hereby warranted to Firestone to meet the specifications furnished by Firestone to Uniroyal, if any, for such Products. Such warranty may not be assigned or otherwise transferred by Firestone. UAS also makes the warranty set forth in Paragraph 16 hereof. NO OTHER WARRANTY, EXPRESSED OR IMPLIED, OF FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER THING IS MADE. Firestone's exclusive remedy for breach of the foregoing warranties shall be a refund of the net price paid by Firestone for the Product in question, replacement with a similar quantity or some other mutually agreed upon settlement. Except as stated above, UAS shall not be liable for any defect in, or breach of obligation relating to the quality of defects in the Products sold pursuant to this Agreement, regardless of the theory that may be asserted, including, without limitation, negligence, contract, absolute liability in tort or misrepresentation.

12)      COMPETITION:

         On and after February 21, 1996, if Firestone obtains a bona fide offer from a qualified toll supplier for competitive products at prices *% lower (after all discounts) than the Conversion Cost and all other terms are identical to the terms of this Agreement, Firestone may provide UAS written evidence of such offer and UAS shall have the right to:

         a) meet the competitive price offer to retain its share of Firestone's business for the said product to the extent of the quantity contained in and period of time specified in such offer ("Option A") or

         b) decline to meet the competitive price offer and release Firestone from its obligation to purchase its requirements of said Product from UAS, pursuant to the terms of this Agreement, during the period of time set forth in the competitive offer ("Option B"). UAS's exercise of Option B in no way shall preclude UAS from exercising Option A after a period of twelve (12) months has elapsed from the exercise of Option B.

         In the event that UAS shall exercise Option B, Firestone shall purchase from UAS existing work-in-process, finished goods, packaging inventory and raw materials held by UAS in connection with such products. Reimbursement of work-in-process and finished goods will be at conversion costs as specified in Exhibit A. Reimbursement of raw material and packaging costs will be at actual costs to Uniroyal not previously paid by Firestone.

13)      TOLL LICENSING OF PRODUCTS:

         During the term of this Agreement and provided that Firestone is not in default, Uniroyal will license a supplier specified by Firestone to produce up to 20% of Firestone's annual requirements of each Product. At the end of the term of this Agreement, Firestone will acquire the exclusive rights and ownership of the splice adhesive patent and of all other Products for no additional consideration. In the event that Uniroyal shall cease to produce roofing adhesives as a result of its election of Option B under Paragraph 12 of this Agreement for substantially the remainder of the term of this Agreement, Uniroyal will license splice adhesive patent number 4,603,164 to Firestone for a royalty fee of $50,000 per year for the remainder of the term of this Agreement; such fee will be prorated for periods of less than a year. In the event that UAS shall cease to produce Products for reasons other than election of Option B under Paragraph 12 of this Agreement, Uniroyal shall release the aforesaid splice adhesive patent and Uniroyal's rights to the other Products to Firestone for no further consideration.

14)      FORCE MAJEURE:

         UAS will make a good faith effort at all times and under all conditions to perform hereunder. UAS, however, shall not be liable for delay in the performance or for failure to render any performance under this Agreement, and without in any way limiting the generality of the foregoing, any such delay or failure shall be excused, when such delay or failure is caused by governmental regulations (whether or not valid), fire, strike, differences with workmen, war, flood, accident, epidemic, embargo, shortage or raw materials with which goods sold hereunder are made, shortage of railroad cars or steamers, delays or failures of vendors to UAS, appropriation of plant or product in whole or in part by federal or state authority, or any other cause or causes, whether of like or different nature, beyond the reasonable control of UAS. UAS may make partial delivery hereunder, and to other customers, in proportions which are reasonable under all circumstances considering its ability reasonably to procure materials and supplies, for making the goods herein described and other goods, its ability to produce and deliver goods to fulfill its contracts and fill its orders and its whole business in the usual expected course thereof.

15)      RIGHT OF TERMINATION:

         Firestone reserves the right to terminate this agreement upon 90 days' written notice upon the filing of a petition for bankruptcy under the
         U. S. Bankruptcy Code by Uniroyal Technology Corporation.


16)      HAZARDOUS SUBSTANCES:

         UAS represents and warrants that the materials provided to Firestone contain no substances other than those disclosed to Firestone on the material safety data sheets issued from time to time which would necessitate either the treatment of the material as a hazardous substance pursuant to the Federal Resource Conservation and Recovery Act or similar legislation of which Firestone notifies UAS or which would require safety warnings or special handling of the material due to risk of occupational disease or personal injury. UAS agrees to notify Firestone about basic changes in product formulation or method of manufacture which are significant enough to impact the performance of the product(s) and performance as it relates to FM and UL code approvals.

17)      CHANGE OF OWNERSHIP OF EITHER PARTY:

         Each of UAS and Firestone agrees to cause any entity that shall acquire ownership of such party to assume this Agreement and all of such party's obligations hereunder.

18)      CONTINGENCY:

         The effectiveness of this Agreement is contingent upon Firestone's notification of Uniroyal within 30 days from the execution of this Agreement that Firestone has removed any provisions inconsistent with this Agreement from any other contract to which Firestone is a party for the purchase of liquid adhesives.

19)      NOTICES:

         Any forecast, notice or other communication required or permitted to be given under this Agreement shall be deemed to have been duly given if delivered personally or if mailed, postage prepaid, in a depository maintained by the United States Postal Service addressed as follows:

                  a)  if to UAS, to:
                           Uniroyal Adhesives & Sealants Division
                           Uniroyal Technology Corporation
                           312 North Hill Street
                           Mishawaka, Indiana 46544

                      with a copy (except forecasts) to:
                           General Counsel
                           Uniroyal Technology Corporation
                           Two North Tamiami Trail, Suite 900
                           Sarasota, Florida 34236


                  b)  if to Firestone, to:

                           The Firestone Building Products Company
                           Division of Bridgestone/Firestone, Inc.
                           525 Congressional Boulevard
                           Carmel, Indiana 46032-5607

20)      MISCELLANEOUS:

         This Agreement constitutes the entire agreement between the parties, supersedes all prior or contemporaneous written or oral understandings and agreements and may not be modified, added to or waived, in whole or in part, except by a writing specifically amending this Agreement signed by the party against whom such modification, addition or waiver is asserted. No document or form used to order or acknowledge receipt of an order for goods purchased under this Agreement shall in any way alter the terms of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without giving effect to the conflict of laws principles thereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officials as of February 23, 1995.

                                    FIRESTONE BUILDING PRODUCTS COMPANY
                                    Division of Bridgestone/Firestone, Inc.

                                    By: /s/ Paul Mineart

                                       Paul Mineart
                                       President

                                     UNIROYAL ADHESIVES & SEALANTS

                                     Division of Uniroyal Technology Corporation

                                     By: /s/ Robert L. Soran

                                     Robert L. Soran
                                     President

                                      RIDER
                                       TO

                           MEMORANDUM OF UNDERSTANDING
                          AND CONFIDENTIALITY AGREEMENT

                                     BETWEEN

                       FIRESTONE BUILDING PRODUCTS COMPANY

                                       AND

                     UNIROYAL ADHESIVES & SEALANTS DIVISION

         The following provisions are incorporated in the Memorandum of Understanding and Confidentiality Agreement dated as of February 23, 1995, between Firestone Building Products Company Division of Bridgestone/Firestone, Inc. and Uniroyal Adhesives & Sealants Division of Uniroyal Technology Corporation (the "Agreement") and made a part thereof:

         1) The license specified by the first sentence of paragraph 13 of the Agreement shall be made without charge to Firestone or the supplier.

         2)     The following new paragraph 21 is hereby added to the Agreement:

                           21. In the event that UAS shall desire to make any changes to the formulation of any Product, manufacturing process or quality control standards from those in effect on the Effective Date or as agreed to by the parties thereafter, UAS shall consult with Firestone and shall not implement any such changes without Firestone's prior written consent.

         IN WITNESS WHEREOF, the parties have caused this Rider to be signed by their duly authorized officers as of February 23, 1995.

                                     FIRESTONE BUILDING PRODUCTS COMPANY
                                     Division of Bridgestone/Firestone, Inc.

                                     By: /S/ Paul Mineart

                                         Paul Mineart
                                         President

                                     UNIROYAL ADHESIVES & SEALANTS
                                     Division of Uniroyal Technology Corporation

                                     By: /S/ Robert L. Soran

                                         Robert L. Soran
                                         President

                                  AMENDMENT TO
                           MEMORANDUM OF UNDERSTANDING

                          AND CONFIDENTIALITY AGREEMENT

                                     BETWEEN

                       FIRESTONE BUILDING PRODUCTS COMPANY
                           DIVISION OF FIRESTONE, INC.
                           525 CONGRESSIONAL BOULEVARD

                                 CARMEL, INDIANA

                                       AND

                     UNIROYAL ADHESIVES & SEALANTS DIVISION
                       OF UNIROYAL TECHNOLOGY CORPORATION

                           2001 WEST WASHINGTON STREET
                            SOUTH BEND, INDIANA 46628

         WHEREAS, Firestone Building Products Company ("Firestone") and Uniroyal Adhesives & Sealants Division of Uniroyal Technology Corporation ("Uniroyal") entered into a Memorandum of Understanding and Confidentiality Agreement dated February 23, 1995, which agreement as modified by a Rider dated February 23, 1995 and an amendment dated May 10, 1998 is hereinafter referred to as the "Agreement"; and

         WHEREAS, Firestone and Uniroyal desire to extend the term of the Agreement and to amend certain other provisions of the Agreement;

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereby agree as follows (terms defined in the Agreement being used as so defined except as otherwise provided herein):

1. The term of the Agreement is hereby extended to December 31, 2002.

2. The first clause of Section 3 of the Agreement is hereby revised to read as follows: "For the term of this Agreement,".

3. The fifth sentence of Section 5 of the Agreement is hereby revised to read as follows: "UAS will keep in inventory fresh (within UAS' specified shelf life) adhesives and sealants sufficient to meet Firestone's requirements for 30 days (except that for Splice and Quick Prime the period shall be 45 days of approved inventory) as indicated by Firestone's forecasts and will provide for sufficient capacity to meet Firestones' annual forecasts."

4. Exhibit A attached hereto shall replace Exhibit A to the Agreement.

5. The following portions of Section 10 of the Agreement are hereby revised to read as follows:

                  Payment and Price Changes: Terms shall be net 10 days - Prices are F.O.B. UAS's plant in South Bend, Indiana.

                  Minimum Orders:

                           PACKAGE                            MINIMUM QUANTITY

                           10.1 Oz. Tubes (Fastener Sealer)     *************
                           Gallon Cans                          *************
                           5 Gallon Pails                       *************
                           55 Gallon Drums                      *************
                           M6391 Pourable Sealer                *************
                           3 Gallon Low VOC                     *************

Confidential Information omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                  Returns:

                  Return of merchandise (for any reason) must be pre-authorized. Please contact Uniroyal Adhesives & Sealants Customer Service 1-800-999-4583 or 1-219-246-5321 for assistance.

6. Upon execution of this Amendment, Uniroyal shall deliver to Firestone copies of all formulas used in producing the Products.

7. The second sentence of Section 13 of the Agreement is hereby revised to read as follows: "On February 22, 2000, Uniroyal shall transfer to Firestone the exclusive rights and ownership of the splice adhesive patent and of all the other Products for no additional consideration, and Firestone hereby grants a license to Uniroyal to use such patent and other intellectual property for the production of Products covered by this agreement.

8. The address for UAS in Section 19 of the Agreement is hereby revised to read as follows:

                     Uniroyal Adhesives & Sealants Division
                         Uniroyal Technology Corporation
                           2001 West Washington Street
                            South Bend, Indiana 46628

         Except as otherwise modified by this Amendment, all of the terms and conditions of the Agreement shall continue in full force and effect.

         IN  WITNESS  WHEREOF,   the  parties  have  caused  this  Amendment  to
Memorandum of Understanding and Confidentiality Agreement to be executed by their duly authorized officers this 9 day of June, 1998.

                                    FIRESTONE BUILDING PRODUCTS COMPANY
                                    Division of Bridgestone/Firestone, Inc.

                                    By: /s/ David Grass

                                        David Grass
                                        President

                                     UNIROYAL ADHESIVES & SEALANTS
                                     Division of Uniroyal Technology Corporation

                                     By: /s/ Robert L. Soran

                                         Robert L. Soran
                                         President


                                    EXHIBIT A
                           06/01/1998    THRU     05/31/1999    06/01/1999    THRU    05/31/2000   06/01/2000    THRU    12/31/2002
                             MAT'L       CONV.    TOTAL         MAT'L         CONV.   TOTAL        MAT'L         CONV.   TOTAL
                                         PRICE                                PRICE                              PRICE


BONDING   (M6504)
SPLICE 1 GALLON
SPLICE 5 GALLON
QUICK PRIME 1 GALLON
QUICK PRIME 5 GALLON
SPLICE WASH
POURABLE SEALER
BONDING   (DC12147)
ON-PRODUCTION TRIAL BATCH

                               * JUNE 1998 RAW MATERIAL COSTS ARE FOR REFERENCE ONLY


Confidential Information omitted and filed separately with the Securities and Exchange Commission. All figures deleted.